UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 22, 2020

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2020, Cushman & Wakefield U.S. Borrower, LLC (the “Issuer”), an indirect wholly owned subsidiary of Cushman & Wakefield plc (the “Company”), closed its previously announced offering of $650 million in aggregate principal amount of its 6.750% senior secured notes due 2028 (the “Notes”). The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering will be used for working capital and general corporate purposes.

Indenture

The Notes were issued pursuant to an indenture, dated May 22, 2020, among the Issuer, DTZ UK Guarantor Limited, a private limited company organized under the laws of England and Wales (“Holdings”), the other guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent (the “Indenture”).

Interest and Maturity

The Notes bear interest at a rate of 6.750% and mature on May 15, 2028. The Notes pay interest semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on November 15, 2020.

Optional Redemption Provisions

At any time prior to May 15, 2023, the Issuer may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an applicable premium, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. From and after May 15, 2023, the Issuer may, at its option, on one or more occasions, redeem the Notes, in whole or in part, at the applicable redemption prices, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.

In addition, at any time prior to May 15, 2023, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes (including any additional notes issued under the Indenture) with an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price of 106.750% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.

In addition, at any time and from time to time during the 120 day period following the issue date of the Notes, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes (including any additional notes issued under the Indenture) with the net cash proceeds of any loan received pursuant to a regulatory debt facility at a redemption price of 103.375% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.

Change of Control Repurchase Right

If a change of control that is accompanied by downgrades by at least two ratings agencies (to levels below investment grade) in the rating of the Notes were to occur, if the Issuer has not otherwise redeemed the Notes as permitted under the optional redemption provisions, the holders of the Notes will have the right to require the Issuer to purchase some or all of their Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, thereon to, but not including, the purchase date.

Guarantees

The Notes are jointly and severally guaranteed on a senior secured basis (the “Note Guarantees”) by Holdings and each of its existing and future wholly owned domestic restricted subsidiaries and U.K. restricted subsidiaries that directly or indirectly own material U.S. assets or operations (together with Holdings, the “Guarantors”), in each case, that guarantees our existing senior secured credit facilities (the “Senior Secured Credit Facilities”). The Note Guarantees will be released during any period in which the Notes are rated investment grade by two of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. The Company does not guarantee the Notes.

Ranking

The Notes and the Notes Guarantees are the senior secured obligations of the Issuer and each Guarantor and will: (i) rank equally in right of payment with all of the Issuer’s and each Guarantor’s existing and future senior indebtedness, including the Senior Secured Credit Facilities; (ii) be effectively senior to all of the Issuer’s and each Guarantor’s existing and future unsecured indebtedness and junior lien indebtedness to the extent of the value of the collateral securing the Notes (after giving effect to any permitted senior lien on such collateral); (iii) be effectively junior to all of the Issuer’s and each Guarantor’s existing and future obligations that are secured by the Issuer’s and such Guarantor’s assets that do not constitute collateral; (iv) rank senior in right of payment to all of the Issuer’s and each Guarantor’s future subordinated indebtedness and other obligations that expressly provide for their subordination to the Notes and the Notes Guarantees; and (v) be structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other liabilities of any subsidiary of Holdings that are not guarantors of the Notes.

Restrictive Covenants

The Indenture contains certain covenants that, among other things, limit Holding’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; (ii) pay dividends and make other distributions or repurchase stock; (iii) make certain investments; (iv) create or incur liens; (v) sell assets; (vi) enter into restrictions affecting the ability of restricted subsidiaries that are non-guarantors to make distributions, loans or advances or transfer assets to the Issuers or the Guarantors; (vii) enter into certain transactions with Holdings’ affiliates; (viii) designate restricted subsidiaries as unrestricted subsidiaries; and (ix) merge, consolidate or transfer or sell all or substantially all of the Issuer’s or the Guarantors’ assets. These covenants are subject to a number of important limitations and exceptions. Most of these covenants will not apply to Holdings and its restricted subsidiaries during any period in which the applicable Notes are rated investment grade by two of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Security Agreements

The obligations of the Issuer and the Guarantors under the Indenture are secured on a first-lien basis by security interests in substantially all of the assets of the Issuer and the Guarantors (other than any excluded assets) that secure the Senior Secured Credit Facilities on a pari passu basis, subject to certain limitations, exceptions and permitted liens. Such collateral securing the Notes will be released during any period in which the Notes are rated investment grade by two of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. The obligations are secured pursuant to security agreements and pledge agreements, as may be amended from time to time, among the Issuer, Holdings and the guarantors party thereto (collectively, the “Security Documents”), including (i) a pledge and security agreement, dated as of May 22, 2020, by and among the Issuer, Holdings, the other grantors party thereto, and Wilmington Trust, National Association, as notes collateral agent (the “Notes Security Agreement”) and (ii) an English security agreement, dated as of May 22, 2020, by and among Holdings, DTZ Worldwide Limited, and Wilmington Trust, National Association, as notes collateral agent (the “UK Security Agreement”, and together with the Notes Security Agreement, the “Security Agreements”).

The foregoing description of the Security Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreements. Copies of the Security Agreements are attached as Exhibit 4.2 and Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth above under Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 22, 2020, the Company issued a press release announcing the offering of the Notes had been completed. A copy of this press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

4.1

Indenture, dated as of May 22, 2020, among Cushman & Wakefield U.S. Borrower, LLC, DTZ UK Guarantor Limited, the other guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent (including form of Notes).

4.2

Pledge and Security Agreement, dated as of May 22, 2020, among Cushman & Wakefield U.S. Borrower, LLC, DTZ UK Guarantor Limited, the other grantors party thereto and Wilmington Trust, National Association, as notes collateral agent.

4.3	English Security Agreement, dated as of May 22, 2020, among DTZ UK Guarantor Limited, DTZ Worldwide Limited and Wilmington Trust, National Association, as notes collateral agent.

99.1	Press release dated May 22, 2020.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2020

CUSHMAN & WAKEFIELD PLC

By:	/s/ Brett Soloway
Name:	Brett Soloway
Title:	Executive Vice President, General Counsel and Corporate Secretary